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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption 'Experts' in the Registration Statement on Form S-3 and related prospectus of Time Warner Inc. ('New Time Warner') and Time Warner Companies, Inc. ('Old Time Warner') for the registration of $550,581,500 of Old Time Warner Debt Securities unconditionally guaranteed by New Time Warner, and to the incorporation by reference therein of (i) our reports dated February 6, 1996, with respect to the consolidated financial statements and schedules of Old Time Warner and Time Warner Entertainment Company, L.P., and our report dated March 3, 1995 with respect to the combined financial statements of the Time Warner Service Partnerships, incorporated by reference from Old Time Warner's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Old Time Warner's Form 10-K/A, dated June 27, 1996, and (ii) our report dated March 8, 1996, with respect to the consolidated financial statements and schedule of Cablevision Industries Corporation and Subsidiaries, and our reports dated July 28, 1995, with respect to the financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries and Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries, from New Time Warner's Current Report on Form 8-K dated November 14, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
November 25, 1996


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